Exhibit 10.3

TILT HOLDINGS INC. (THE “COMPANY”)

AMENDED AND RESTATED 2018 STOCK AND INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Shares of TILT Holdings Inc. (the “Company”):

Name of Optionee:	_________________________________
Total Number of Shares subject to the Option:	______Shares
Type of Option:	☐ Incentive Stock Option (employees only)
☐ Non-Qualified Stock Option
Exercise Price Per Share:	CA$____ (the “Exercise Price”)
Vesting Terms:

Subject to Section 6 of the attached Stock Option Agreement, this Option shall vest and become exercisable on the first business day on or coincident to the applicable vesting date on the following vesting schedule

Vesting Date	Number of Shares subject to the Option

Expiration Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s Amended and Restated 2018 Stock and Incentive Plan, as it may be amended from time to time (the “Plan”), and the attached Stock Option Agreement, both of which are made a part of this document.

OPTIONEE:	TILT HOLDINGS INC.

By:

Name:	Name:

Print Name:	Title:

TILT HOLDINGS INC.

AMENDED AND RESTATED 2018 STOCK AND INCENTIVE PLAN

STOCK OPTION AGREEMENT

SECTION 1.GRANT OF OPTION.

(a)Option.  On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant.  This option is intended to be an Incentive Stock Option (ISO) or a Non-Qualified Stock Option (NSO), as provided in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if this option is designated as an ISO in the Notice of Stock Option Grant and the Optionee is a 10% owner as described in Section 6 of the Plan).

(b)$100,000 Limitation.  Even if this option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.

(c)Plan and Defined Terms.  This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received.  The provisions of the Plan are incorporated into this Agreement by this reference.  Capitalized terms are defined in Section 9 of this Agreement, unless otherwise defined in Section 2 of the Plan.

SECTION 2.RIGHT TO EXERCISE.

(a)In General.  Subject to any other conditions of this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.  Fractional share interests shall be disregarded, but may be cumulated.

(b)No Right to Service.  The vesting schedule applicable to this option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of this option and the rights and benefits under this Stock Option Agreement.  Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 6 below or under the Plan.  Nothing contained in this Stock Option Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Affiliates, affects the Optionee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Optionee any right to remain employed by or in service to the Company or any Affiliate, interferes in any way with the right of the Company or any Affiliate at any time to terminate such employment or service, or affects the right of the Company or any Affiliate to increase or decrease the Optionee’s other compensation.  Nothing in the preceding sentence, however, is intended to adversely affect any independent contractual right of the Optionee without his/her consent thereto.

(c)Change in Control.  This option, to the extent then outstanding and otherwise unvested, shall accelerate and become fully vested and exercisable upon (or, if necessary to give effect to the acceleration, immediately prior to) a Change in Control.

SECTION 3.NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4.EXERCISE PROCEDURES.

(a)Notice of Exercise.  The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company.  The notice shall specify the election to exercise this option, the number of

Shares for which it is being exercised and the form of payment.  The notice shall be signed by the person exercising this option.  In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option.  The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 of this Agreement for the full amount of the Purchase Price.

(b)Issuance of Shares.  After receiving a proper notice of exercise, the Company shall cause to be issued Shares (either in certificate or book entry form, as determined by the Company) as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).

(c)Withholding Taxes.  In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.  The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option, which may include withholding the appropriate amount necessary from any compensation paid to Optionee.  In addition, the Company, in its discretion, may withhold Shares otherwise issuable to the Optionee as a result of an exercise of this option equal to the amount of value needed by the Company to satisfy its tax withholding obligations.

SECTION 5.PAYMENT FOR STOCK.

(a)Cash.  All or part of the Purchase Price may be paid in cash or cash equivalents.

(b)Surrender of Stock.  Subject to applicable corporate and securities laws, and stock exchange requirements, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee.  Such Shares shall be surrendered to the Company in good form for cancellation and shall be valued at their Fair Market Value on the date when this option is exercised.  The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Purchase Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

(c)Exercise/Sale.  If Shares are publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(d)Net Exercise.  The Company may, in its discretion, permit or require that an Option to be exercised by delivering to the Optionee a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised on the date of exercise, over the Purchase Price of the Option for such Shares.

SECTION 6. TERM AND EXPIRATION.

(a)Basic Term.  This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date shall not exceed ten years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant, and the Optionee is a 10% owner as described in Section 6 of the Plan).

(b)Termination of Service (Except by Death or Disability).  If the Optionee’s service terminates for any reason other than death or Disability, then this option shall expire on the earliest of the following occasions:

(i)The expiration date determined pursuant to Subsection (a) above; or

(ii)The date three months after the termination of the Optionee’s service for any reason other than Cause; or

(iii)The date of termination of the Optionee’s service for Cause.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option is then exercisable.  In the event that the Optionee dies after termination of service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death.  For avoidance of doubt, if the Optionee is employed by an Affiliate that is sold or otherwise ceases to be an Affiliate of the Company, the Optionee shall incur a termination of service.

(c)Death or Disability of the Optionee.  If the Optionee dies or becomes Disabled while in service, then this option shall expire on the earlier of the following dates:

(i)The expiration date determined pursuant to Subsection (a) above; or

(ii)The date 12 months after the Optionee’s death or Disability.

In the event of Optionee’s death, all or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death.

(d)Leaves of Absence.  For any purpose under this Agreement, service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

SECTION 7.ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 4(c) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 4(c) of the Plan.  In the event that the Company is a party to any corporate transaction, this option may be subject to termination, settlement and/or adjustment as provided in Section 7(b) of the Plan.

SECTION 8. MISCELLANEOUS PROVISIONS.

(e)Rights as a Shareholder.  Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5 of this Agreement.

(f)Compliance Matters.  The Company may require from the Optionee such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and policies of any applicable exchange. The Optionee understands and acknowledges that Shares to be issued upon exercise of this option may be issued subject to any restrictive legend or other transfer restrictions as may be required by applicable securities laws and stock exchange requirements.

(g)No Retention Rights.  Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.

(h)Incorporation of Policies.  This option and all compensation awarded under this Agreement shall be subject to the terms of any clawback, noncompetition, confidentiality or nondisclosure policies or agreements as may be in place between the Optionee and the Company or any Affiliate from time to time.

(i)Notice.  Any notice required by the terms of this Agreement shall be given in writing and notice to the Company shall be deemed effective upon receipt by the Company (i) upon personal delivery, (ii) through registered or certified mail with postage and fees prepaid; or (iii) through electronic notification using a form and process approved by the Company.  If mailed or delivered, notice to the Company shall be addressed to the Company at its principal executive office and notice to the Optionee shall be addressed to the address that he or she most recently provided to the Company.

(j)Entire Agreement.  The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(k)Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia, as such laws are applied to contracts entered into and performed in the Province of British Columbia.

(l)Satisfaction of Rights With Respect to Equity.  This option is in complete satisfaction of any and all rights that the Optionee may have (under an employment, consulting, or other written or oral agreement with the Company or any of its Affiliates, or otherwise) to receive (i) stock options or stock awards with respect to the securities of the Company or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Company or any of its Affiliates.  This Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters.  The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Company or any of its Affiliates.  The foregoing notwithstanding, this Section 8(h) shall not adversely affect the Optionee’s rights under any prior stock option or stock award agreement under the Plan (provided such agreement is expressly labeled as a stock option or stock award agreement under the Plan and is similar in form to this Agreement) which has been signed by an authorized officer of the Company or as a stockholder of the Company (to the extent such shares are owned and held of record by the Optionee, on the Company’s books, as of the date hereof).

(m)No Advice Regarding Grant.  The Optionee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Optionee may determine is needed or appropriate with respect to this option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to this option and any shares that may be acquired upon exercise of this option).  Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Agreement and in the Plan) or recommendation with respect to this option.  Except for the withholding rights contemplated by this Agreement, the Optionee is solely responsible for any and all tax liability that may arise with respect to this option and any shares that may be acquired upon exercise of this option.

(n)Investment Intent. The Participant acknowledges that the acquisition of any securities to be issued hereunder is for investment purposes without a view to distribution thereof.

(o)Representations and Warranties of the Participant. By accepting this Agreement, the Participant represents, warrants and acknowledges that he or she has read and understands the Plan and agrees to the terms and conditions thereof and of this Agreement and further agrees and acknowledges that: (i) the effect of certain provisions of the Plan and this Agreement could result in the early forfeiture and termination of unvested Options in certain prescribed circumstances; (ii) his or her participation in this grant of Options is voluntary; and (iii) that he or she has not been induced to participate in the Plan by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable, with the Company or its Affiliates.

SECTION 9.DEFINITIONS.

In addition to the definitions set forth in the Plan, the following terms shall have the meanings ascribed herein (in the event a conflict exists, the meaning set forth in this Agreement shall prevail):

(a)“Agreement” shall mean this Stock Option Agreement.

(b)“Cause” shall mean:

(i)If the Optionee is a party to a written employment agreement with the Company or an Affiliate that defines the term “Cause” in the context of the Optionee’s employment, the meaning given to such term in such written employment agreement; otherwise, “Cause” shall mean

(ii)the Committee determines, based on the information then known to it, that the Optionee (A) has failed to competently and diligently perform the Optionee’s duties with the Company or any Affiliate (other than due to physical or mental illness of the Optionee); (B) has committed or engaged in a felony (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction) or any misdemeanor (and, in the case of a misdemeanor, such misdemeanor could reasonably be injurious to the Company or any Affiliate); (C) has engaged in an act of fraud, dishonesty or other act of willful misconduct (including without limitation, embezzlement, misappropriation or breach of fiduciary duty resulting or intending to result in personal gain at the expense of the Company or any of its subsidiaries); (D) has violated any applicable law, rule or regulation in the course of his or her duties for the Company or an Affiliate; (E) has breached any confidentiality, non-solicitation or non-competition obligation to the Company or any Affiliate, breached any other obligation owed to the Company or any Affiliate under any agreement with the Company or any Affiliate, breached any fiduciary duty owned to the Company or an Affiliate, or breached any applicable policy of the Company or any Affiliate; or (F) the Optionee has failed to maintain any applicable professional license or certification.

(c)“Change in Control” means the occurrence of any of the following after the Effective Date:

(i)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, a “Person” for purposes of this definition), alone or together with its affiliates and associates, including any group of persons which is deemed a “person” under Section 13(d)(3) of the Exchange Act (other than the Company or any subsidiary thereof or any employee benefit plan (or related trust) of the Company or any subsidiary thereof, or any underwriter in connection with a firm commitment public offering of the Company’s capital stock), becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person shall also be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable, referred to herein as “Beneficially Own” or “Beneficial Owner” as the context may require) of thirty-three and one third percent or more of (A) the then outstanding common shares of the Company (“Outstanding Company Common Shares”) or (B) securities representing thirty-three and one-third percent or more of the combined voting power of the Company’s then outstanding voting securities (“Outstanding Company Voting Securities”) (in each case, other than an acquisition in the context of a merger, consolidation, reorganization, asset sale or other extraordinary transaction covered by, and which does not constitute a Change in Control event under, clause (ii) below);

(ii)A change, during any period of two consecutive years, of a majority of the Board as constituted as of the beginning of such period, unless the election, or nomination for election by the Company’s stockholders, of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the Incumbent Directors then in office (for purposes hereof, “Incumbent Directors” shall consist of the directors holding office as of the Effective Date and any person becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, is approved by a vote of at least a majority of the Incumbent Directors then in office);

(iii)Consummation of any merger, consolidation, reorganization or other extraordinary transaction (or series of related transactions) involving the Company, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), (B) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent, and excluding any underwriter in connection with a firm commitment public offering of the Company’s capital stock) Beneficially Owns, directly or indirectly, more than thirty-three and one third percent of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, and (C) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company (other than in the context of a merger, consolidation, reorganization, asset sale or other extraordinary transaction covered by, and which does not constitute a Change in Control event under, clause (iii) above).

(d)“Date of Grant” shall mean the date specified in the Notice of Stock Option Grant.

(e)“Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(f)“Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(g)“Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(h)“Optionee” shall mean the individual named in the Notice of Stock Option Grant.

(i)“Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.